EXHIBIT 10.1

DEBT EXCHANGE AGREEMENT

This DEBT EXCHANGE AGREEMENT (this “Agreement”), dated as of August 4, 2021, is entered into by and among a senior institutional lender (the “Lender” and together with the Company and the Guarantor, the “Parties” and each, a “Party”) and Cosmos Holdings Inc., a Nevada corporation (the “Company”), and SkyPharm S.A, a Greek Société Anonym (the “Subsidiary”), Grigorios Siokas (the “Guarantor”) and

W I T N E S S:

WHEREAS, the Lender, the Company, the Subsidiary and Grigorios Siokas, the Company’s Chief Executive Officer, as personal guarantor (the “Guarantor”) entered into a senior loan as amended as of 06/30/2020 (the “Notes”) and the Guarantor entered into personal guarantees (the “Guarantees”) relating to the Notes, pursuant to which debt to Sky Pharm SA had been reduced, after ‘hair-cut’, to EUR 2,700,000.00; (the “Debt”);

WHEREAS, the Company is a wholly owned subsidiary of the Parent;

WHEREAS, upon the Closing (as defined below) of this Agreement, the Company will issue to the Lender shares (the “Exchange Shares”) of common stock of the Company, par value $.001 per share (the “Common Stock”), at an exchange rate of $5.00 per share (the “Exchange Rate”), in consideration of the repayment of €1,350,000.00 (one million three hundred and fifty thousand euros) effective upon the signing of this Agreement and at an exchange rate of $5.00 per share or at Market Value if the price is above the price of $5.00 per share in consideration of the repayment of €1,000,000.00 (one million euros) effective upon approval of listing of our Common Stock to NASDAQ, principal amount of the Debt;

WHEREAS, the Company will issue the Exchange Shares to the Lender in exchange for the repayment of the Debt;

WHEREAS, subject to the terms and conditions herein, the Lender, the Company and the Guarantor have agreed to issue the Exchange Shares in consideration of repayment and cancellation of the EUR 1,350,000.00 DEBT and cancellation of the Notes and the Guarantees (collectively, the Loan Agreements”).

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the Parties agree as follows:

Section I

EXCHANGE

1.1 Closing Transactions. Upon three (3) days prior written notice among the Parties that all conditions precedent to closing (the “Closing”) shall be deemed to have occurred, the following exchange (the “Exchange”) shall occur on the closing date (the “Closing Date”), upon which:

(a) the Lender acknowledges that the Loan is reduced to one million and three hundred and fifty thousand euros;

(b) the Company shall issue the Exchange Shares to Lender and provide all necessary documentation from the Company’s transfer agent evidencing the Exchange Shares registered in the name of the Lender;

(c) the Exchange Shares are being issued at the Exchange Rate of $5.00 per share of Common Stock, an aggregate of 321,300 shares of Common Stock are being authorized to issue upon the Closing, in exchange for the principal amount of Debt of €1,350,000.00).

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(d) the Exchange Shares will be issued at the Exchange Rate of $5.00 per share of Common Stock or at Market Value if the price is above the price of $5.00, an aggregate of 238,000 shares of Common Stock are being authorized to issue upon approval of listing of our Common Stock to NASDAQ, in exchange for the principal amount of Debt of €1,000,000 ($1,190,000).

Section II

REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of the Company. The Company represents and warrants to the Lender as follows:

(a) Organization, Authority and Subsidiaries. The Company has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify. The Company possesses all requisite power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect (as hereinafter defined) on the business, properties, management, financial position or results of operations or prospects of the Company.

(b) Due Issuance and Authorization.

(i) This Agreement has been duly authorized by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will each constitute a valid and legally binding agreement of the Company, enforceable against the Company, in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(ii) The Exchange Shares have been duly authorized by the Company and, when issued as provided herein, will be validly issued, fully paid and non-assessable and free and clear of any pre-emptive rights or rights of first offer or similar rights and will be free of any liens or encumbrances, except inchoate liens arising by operation of law, of the stockholders of the Company; provided, however, that the Exchange Shares shall be subject to restrictions on transfer in accordance with the terms of this Agreement and under state and/or federal securities laws or otherwise required by such laws at the time a transfer is proposed.

(c) Consents. No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority, regulatory authority, or court or other third party on the part of the Company, or the Guarantor is required in connection with the execution and delivery of the Agreement or the consummation of the exchange and the transactions contemplated hereunder (other than the filings with the Securities and Exchange Commission (the “SEC”) or in the European Union or Greece reflect the cancellation of the debt).

(d) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby, do not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of, any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument, each as amended, to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (ii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(e) Financial Statements. The financial statements and the related notes thereto included in the SEC Documents (as hereinafter defined) present fairly the consolidated financial position of the Company as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods covered thereby.

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(f) SEC Documents. Since January 1, 2019, the Company has timely filed all reports, schedules, forms and statements required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to herein as the “SEC Documents”).

(g) Issuance Exempt. Assuming the truth and accuracy of the representations and warranties of the Lender contained in Section 2.2 hereof, the offer, sale, and issuance of the Exchange Shares will be exempt from the registration requirements of the Securities Act , and are exempt from registration and qualification under the registration, permit or qualification requirements of all applicable state securities laws. All shares of capital stock and other securities issued by the Company prior to the date of this Agreement have been issued in transactions either registered under the Securities Act or exempt from the registration requirements under the Securities Act and all applicable state securities or “blue sky” laws, and in compliance with all applicable corporate laws.

(h) No Integrated Offering. Neither, the Company nor any of its Affiliates or any other Person acting on the Company’s behalf, has directly or indirectly engaged in any form of general solicitation or general advertising with respect to the Exchange Shares, nor have any of such Persons made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration of any of the Exchange Shares under the Securities Act or cause the Exchange Shares or the other transactions contemplated by this Agreement to be integrated with any prior offering of securities of the Company for purposes of the Securities Act or any applicable stockholder approval provisions.

(i) Litigation. Except as described in the SEC Documents, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of the Company’s Subsidiaries is a party or to which any property of the Company or any of the Company’s Subsidiaries is the subject that, individually or in the aggregate, if determined adversely to the Company or any of the best knowledge of the Company and the Guarantor, no such investigations, actions, suits or proceedings are threatened by any Governmental Entity or by others.

(j) Acknowledgment Regarding Exchange Shares. The Company’s Board of Directors has determined in its good faith business judgment that the issuance of the Exchange Shares hereunder and the consummation of the transactions contemplated hereby are in the best interests of the Company and its stockholders.

2.2 Representations and Warranties of the Lender. The Lender hereby represents and warrants to the Company and Guarantor as follows:

(a) Organization. The Lender is a corporation duly organized, validly existing and in good standing under the laws of the Cayman Islands and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, reasonably be likely to have a material adverse effect on the ability of the Lender to perform its obligations under this Agreement.

(b) Authorization. The execution, delivery and performance of this Agreement have been duly and validly authorized by all necessary action of the Lender. The Agreement constitutes a valid and binding obligation of the Lender, enforceable in accordance with its terms. No other corporate proceedings are necessary for the execution and delivery by the Lender of this Agreement, the performance of his obligations hereunder or the consummation by it of the exchange and the transactions contemplated hereby.

(c) Consents. No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority, regulatory authority, court or other third party on the part of the Lender is required in connection with the execution and delivery of this Agreement or the consummation of the exchange and the transactions contemplated hereby, except where the failure to obtain such consent, approval or authorization or make such declaration or filing would not be reasonably likely to have a material adverse effect.

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(d) No Conflicts. The execution, delivery and performance by the Lender of this Agreement and the consummation of the and the transactions contemplated thereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Lender is a party or by which the Lender is bound, (ii)result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Lender or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a material adverse effect.

(e) Transfers or Assignments of Debt. The Lender has not transferred, assigned or sold any of the Debt prior to the date hereof.

(f) Lender Capacity. The Lender, by reason of its business and financial experience, has the capacity to protect its own interests in connection with the Exchange and the transactions contemplated by this Agreement. The Lender is able to bear the economic risk of an investment in the Exchange Shares and has sufficient net worth to sustain a loss of all of its investment in the Exchange Shares if such a loss should occur. The Lender is acquiring the Exchange Shares for its own account for investment only, not as a nominee or agent, and not with a view towards the resale or distribution thereof in violation of the Securities Act. The Lender represents that it is an “accredited investor” within the meaning of Regulation D under the Securities Act.

(g) Due Diligence. The Lender has received all such documents, records and information which the Lender has requested, and has had adequate opportunity to ask questions of, and receive answers from, the Company’s officers, employees, agents, accountants, and representatives concerning the business, operations, financial condition, assets, liabilities, and all other matters relating to the Company and its Subsidiaries relevant to the Lender’s investment in the Exchange Shares.

(h) No Registration. The Lender understands and hereby acknowledges that it is aware that the Exchange Shares have not been registered under the Securities Act or any similar state securities laws and that the Exchange Shares will be issued by the Company in reliance upon exemptions from the registration requirements of such laws. The Lender further understands and acknowledges that all representations, warranties and agreements made herein form, in part, the basis for the foregoing exemptions under the Securities Act and the applicable state securities laws, and that in issuing the Exchange Shares to the Lender, the Company has relied on all representations, warranties and agreements of the Lender contained herein.

(i) Certain Tax Matters. The Lender does hereby acknowledge that it (i) has reviewed with his own tax advisors the federal, state, local and foreign tax consequences of an investment in the Exchange Shares, (ii) is relying solely on such advisors and not on any statements or representations of the Company, the Guarantor or any of their respective agents and (iii) understands that it shall be responsible for its own tax liability that may arise as a result of this investment in the Exchange Shares.

Section III

ADDITIONAL AGREEMENTS

3.1 Remedies. The Lender acknowledges that its breach or impending violation of any of the provisions of this Section 3 may cause irreparable damage to the Company for which remedies at law would be inadequate. The Lender further acknowledges that the provisions set forth herein are essential terms and conditions of this Agreement. The Lender therefore agrees that Company shall be entitled to a decree or order by any court of competent jurisdiction enjoining such impending or actual violation of any of such provisions. Such decree or order, to the extent appropriate, shall specifically enforce the full performance of any such provision by the Lender and the Lender hereby consents to the jurisdiction of any such court of competent jurisdiction, state or federal, sitting in the State of New York. This remedy shall be in addition to all other remedies available to the Company at law or equity. If any portion of this Section 3.1 is adjudicated to be invalid or unenforceable, this Section 3.1 shall be deemed amended to delete therefrom the portion so adjudicated, such deletion to apply only with respect to the operation of this Section 3.1 in the jurisdiction in which such adjudication is made.

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3.2 No Short Sales. Exchange Shares shall not at any time be used to cover “short” sales of Common Stock.

3.3 Further Assurances. From time to time after the Closing Date, each Party hereto shall deliver or cause to be delivered such further documents and instruments and shall do and cause to be done such further acts as a Party may reasonably request to carry out the provisions and purposes of this Agreement.

3.4 Public Announcements. Except as may be required by applicable law, no Party hereto shall make any public announcements or otherwise communicate with any news media with respect to this Agreement or any of the transactions contemplated hereby, without prior consultation with the other parties as to the timing and contents of any such announcement or communications; provided, however, that nothing contained herein shall prevent any Party from promptly making all filings with any Governmental Entity or disclosures with the stock exchange, if any, on which such Party’s capital stock is listed, as may, in its judgment, be required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

Section IV

CERTAIN DEFINITIONS

Except as otherwise expressly provided, all accounting terms used in this Agreement, whether or not defined in this Section IV, shall be construed in accordance with GAAP. The following terms have the meanings set forth below:

“Affiliate” of any Person means any other Person which directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) as used with respect to any Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means this Agreement.

“Closing” has the meaning assigned to it in Section 1.1 hereof.

“Closing Date” has the meaning assigned to it in Section 1.1 hereof.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” has the meaning assigned to it in the recitals hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Shares” has the meaning assigned to it in the recitals hereof.

“GAAP” means United States generally accepted accounting principles consistently applied.

“Governmental Entity” means any national, federal, state, municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal.

“Lender” has the meaning assigned to it in the Preamble hereof.

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“Material Adverse Effect,” when used with respect to any Person, means a material adverse effect or change on the condition (financial or otherwise), operations or results thereof, or properties or assets (taken as a whole), of such Person and its subsidiaries as a whole, or any event that has occurred or circumstances that exist that result in such material adverse effect or change; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition, or change, directly or indirectly, arising out of or attributable to: (i) any changes, conditions or effects in the United States or foreign economies or securities or financial markets in general; (ii) changes, conditions or effects that generally affect the industries in which the Company operates; (iii) any change, effect or circumstance resulting from an action required or permitted by this Agreement; (iv) conditions caused by acts of terrorism or war (whether or not declared); (v) a change in law; (vi) changes in GAAP; (vii) the announcement of the transactions contemplated in this Agreement; (viii) changes in political conditions; or (ix) acts of God.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, Governmental Entity or other entity.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” means, with respect to any Person, any corporation, association, trust, limited liability company, partnership, joint venture or other business association or entity (i) at least 50% of the outstanding voting securities of which are at the time owned or controlled directly or indirectly by such Person or (ii) with respect to which such Person possesses, directly or indirectly, the power to direct or cause the direction of the affairs or management.

“Tax” or “Taxes” means any federal, state, local or foreign income, gross receipts, license, payroll, employment, severance, stamp, occupation, premium, windfall profits, customs, duties, franchise, withholding, social security, unemployment, real property, personal property, sales, use, transfer, value added, estimated or other tax of any kind whatsoever, including any interest, penalties or additions thereto.

“Transfer” means to sell, exchange, transfer, negotiate, gift, convey in trust, pledge, assign, encumber or otherwise dispose of.

Section V

MISCELLANEOUS

5.1 Amendment. No amendment of any provision of this Agreement will be effective unless made in writing and signed by a duly authorized officer of each Party.

5.2 Waiver. The conditions to each Party’s obligation to consummate the Closing are for the sole benefit of such Party and may be waived by such Party in whole or in part to the extent permitted by applicable law. No waiver will be effective unless it is in a writing signed by a duly authorized officer of the waiving Party that makes express reference to the provision or provisions subject to such waiver.

5.3 Counterparts and Facsimile. For the convenience of the Parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by .PDF or electronic facsimile (including via electronic mail), and such .PDF or facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

5.4 Governing Law; Forum This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to principles of conflicts of law or choice of law that would compel the application of the substantive laws of any other jurisdiction. The Parties hereby consent to the concurrent exclusive jurisdiction of the courts of the State of New York and the United States located in New York County, New York in connection with any suit, action or proceeding arising out of or relating in any manner to this Agreement, and each of the Parties further irrevocably agrees to waive any objection to the venue of any such suit or proceeding in either court, or to in personam jurisdiction.

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5.5 WAIVER OF TRIAL BY JURY. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY LITIGATION, ACTION, PROCEEDING, CROSS-CLAIM, OR COUNTERCLAIM IN ANY COURT (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF, RELATING TO OR IN CONNECTION WITH (I) THIS AGREEMENT OR THE VALIDITY, PERFORMANCE, INTERPRETATION, COLLECTION OR ENFORCEMENT HEREOF OR (II) THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, AUTHORIZATION, EXECUTION, DELIVERY, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

5.6 Remedies. Each of the Parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The Parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any Party shall be entitled to immediate injunctive relief or specific performance without bond or the necessity of showing actual monetary damages in order to enforce or prevent any violations of the provisions of this Agreement.

5.7 Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) when personally delivered, sent by telecopy (with hard copy to follow); (ii) one day after sent by reputable overnight express courier (charges prepaid); or (iii) five (5) days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing, notices, demands and communications to the Company, Parent and the Lender shall be sent to the addresses indicated below:

If to the Company or Guarantor	Cosmos Holdings Inc. 141 West Jackson Blvd. Suite 4236 Chicago, IL 56064 Attn: Grigorios Siokas Email: greg.ceo@cosmoshold.com
With copies (which shall not constitute notice) to: If to Lender:

Davidoff Hutcher & Citron LLP

605 Third Avenue, 34th Floor

New York, New York 10158

Facsimile: 212-286-1884

Email: cc@dhclegal.com

Attn: Charles Capetanakis

____________________________________

____________________________________

____________________________________

____________________________________

____________________________________

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5.8 Entire Agreement. This Agreement (including the Exhibits hereto) referenced herein set forth the entire agreement of the Parties hereto with regard to the subject matter hereof and supersedes and replaces all prior agreements, understandings and representations, oral or written, with regard to such matters.

5.9 Assignment; Successors and Assigns. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any Party hereto without the prior written consent of the other Parties, and any attempt to assign any right, remedy, obligation or liability hereunder without such consent shall be void, except that the Lender may, without the prior consent of the Parent or the Company, assign its rights hereunder to any of its Affiliates. Except as expressly set forth herein, this Agreement shall not inure to the benefit of or be enforceable by any other Person. All covenants, promises and agreements by or on behalf of the Parties contained in this Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective heirs, legal representatives, successors and assigns.

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5.10 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance, is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination, the Parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the Parties.

5.11 No Third-Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any Person other than the Company, the Guarantor and the Lender, any benefits, rights or remedies of any nature whatsoever.

5.12 Restrictive Legends.

(a) The Lender understands and agrees that Parent will cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Exchange Shares, together with any other legends that may be required by state or federal securities laws:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (C) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C) TO REQUEST THE DELIVERY OF AN OPINION OF COUNSEL AND/OR, CERTIFICATION AND/OR OTHER INFORMATION REASONABLY SATISFACTORY TO THE ISSUER.

5.13 Interpretation. The headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.” No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement, as this Agreement is the product of negotiation between sophisticated parties advised by counsel. Except as expressly stated in this Agreement, all references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule or regulation include any successor to the section.

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IN WITNESS WHEREOF, the Parties have executed this Debt Exchange Agreement as of the date first written above.

COSMOS HOLDINGS INC. & SKYPHARM S.A.

By:	/s/ Grigorios Siokas
Name:	Grigorios Siokas
Title:	Chief Executive Officer

GUARANTOR

By:	/s/ Grigorios Siokas
Name:	Grigorios Siokas

LENDER

By:
Name:

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